Exhibit XI

Amended and Restated Agreement of Joint Filing

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Emergent Capital, Inc., a corporation incorporated under the laws of Florida, and that this Amended and Restated Agreement of Joint Filing may be included as an exhibit to such joint filing. This Amended and Restated Agreement of Joint Filing may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Joint Filing on this 2nd day of January, 2020.

IRONSIDES PARTNERS LLC

By:	/s/ Robert Knapp
	Name:	Robert Knapp
	Title:	President

Robert C. Knapp

/s/ Robert Knapp

IRONSIDES P FUND L.P.

By:	Ironsides P Fund GP LLC, its General Partner

By:	/s/ Robert Knapp
	Name:	Robert Knapp
	Title:	Manager

IRONSIDES PARTNERS SPECIAL SIUTATIONS MASTER FUND II L.P.

By:	Ironsides Partners Special Situations Fund GP LLC, its General Partners

By:	/s/ Robert Knapp
	Name:	Robert Knapp
	Title:	Manager

IRONSIDES PARTNERS SPECIAL SIUTATIONS MASTER FUND III L.P.

By:	Ironsides Partners Special Situations Fund III GP LLC, its General Partners

By:	/s/ Robert Knapp
	Name:	Robert Knapp
	Title:	Manager

IRONSIDES PARTNERS SPECIAL SIUTATIONS FUND GP LLC

By:	/s/ Robert Knapp
	Name:	Robert Knapp
	Title:	Manager

RCK HOLDINGS LLC

By:	/s/ Robert Knapp
	Name:	Robert Knapp
	Title:	Manager